Consent Of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of City Central Bancorp, Inc. on Form SB-2 of our report dated May 23, 2006, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

UHY LLP
Southfield, Michigan

June 16, 2006